UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 30, 2004 (January 30, 2004)

Date of Report (Date of earliest event reported)

American Lawyer Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-50117	13-3980414

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue South New York, New York	10010

(Address of Principal Executive Offices)	(Zip Code)

(212) 779-9200

(Registrant's Telephone Number, including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Regulation FD Disclosure

Except as expressly indicated or unless the context otherwise requires, the “American Lawyer Media, Inc.”, “we”, “our”, or “us” means American Lawyer Media, Inc., a Delaware corporation, and its subsidiaries.

On January 23, 2004, we commenced a solicitation of consents from holders of our outstanding 9¾% Senior Notes Due 2007 (CUSIP No. 027 126 AC 5) (“Senior Notes”) to certain amendments to the related Indenture dated as of December 22, 1997, by and between us and The Bank of New York, as trustee, pursuant to which the Senior Notes were issued. Additionally, on January 23, 2004, our parent company, American Lawyer Media Holdings, Inc., a Delaware corporation (“Holdings”), commenced a solicitation of consents from holders of its outstanding 12¼% Senior Discount Notes Due 2008 (CUSIP No. 02712K AD 2) (“Discount Notes”) to certain amendments of the related Indenture dated as of December 22, 1997, by and between Holdings and The Bank of New York, as trustee, pursuant to which the Discount Notes were issued.

We are extending the expiration date in connection with the solicitation of consents with respect to the Senior Notes. In addition, Holdings is extending the expiration date in connection with the solicitation of consents with respect to the Discount Notes. The new expiration date is Monday, February 2, 2004, at 5:00 p.m., New York City time, unless further extended.

Item 7.    Financial Statements and Exhibits

Exhibit No.	Description

none

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LAWYER MEDIA, INC.

/s/ Allison Hoffman

Allison Hoffman Vice President and General Counsel
Date: January 30, 2004

EXHIBIT INDEX

Exhibit No.	Description

none